WARRANT AGREEMENT

                               FOR CLASS C WARRANTS
                    ________________________________________

                               CONTOUR MEDICAL, INC.

                                      AND

                        AMERICAN SECURITIES TRANSFER, INC.
                                   Warrant Agent

                                 November 15, 1994
                    ________________________________________


    THIS AGREEMENT (the "Agreement") is dated as of November 15, 1994, between CONTOUR MEDICAL, INC., a Nevada corporation (the "Company"), and AMERICAN SECURITIES TRANSFER, INC., a Colorado corporation (the "Warrant Agent").

     WHEREAS, the Company is offering up to 115 units (the "Units"), each Unit consisting of 10,000 shares of Series A Convertible Preferred Stock of the Company and 5,000 Class C Common Stock Purchase Warrants (the "Class C Warrants") in a private offering; and

     WHEREAS, in connection with the private offering, the Company anticipates its issuance of up to 575,000 Class C Warrants to purchase an aggregate of up to 575,000 shares of Common Stock (the "Warrant Shares"); and

     WHEREAS, the Company desires to provide for issuance of warrant certificates (the "Warrant Certificates") representing up to 575,000 Class C Warrants; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer and exchange of Warrant Certificates and exercise of the Class C Warrants,

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, it is agreed that:

     1. WARRANTS/WARRANT CERTIFICATES. Each Class C Warrant shall entitle the holder (the "Registered Holder" or, in the aggregate, the "Registered Holders") in whose name the Warrant Certificate shall be registered on the books maintained by the Warrant Agent to purchase one share of Common Stock of the Company on exercise thereof, subject to modification and adjustment as provided in Section 8. A copy of the form of Warrant Certificate is attached hereto as Exhibit A.

     Subject to the provisions of Sections 3, 5, 6 and 7, the Warrant Agent shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted under this Agreement. Except as provided in Section 6 hereof, no Warrant Certificates shall be issued except (i) Warrant Certificates initially issued hereunder, (ii) Warrant Certificates issued on or after the initial issuance date, upon the exercise of any Class C Warrants, to evidence the unexercised Class C Warrants held by the exercising Registered holder, and (iii) Warrant Certificates issued after the initial issuance date, upon any transfer or exchange of Warrant Certificates or replacements of lost or mutilated Warrant Certificates.

     2. FORM AND EXECUTION OF WARRANT CERTIFICATES. The Warrant Certificates shall be substantially in the form attached as Exhibit A. The Warrant Certificates shall be dated as of the date of their issuance, whether on initial issuance, transfer or exchange or in lieu of mutilated, lost, stolen or destroyed Warrant Certificates.

     Each such Warrant Certificate shall be numbered serially in accordance with the Common Stock initially attached thereto with the letters "WC" appearing on each Warrant Certificate.

     The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event any officer of the Company who executed the Warrant Certificates shall cease to be an officer of the Company before the date of issuance of the Warrant Certificates or before countersignature and delivery by the Warrant Agent, such Warrant Certificates may be countersigned, issued and delivered by the Warrant Agent with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be an officer of the Company.

     3. EXERCISE. Subject to the provisions of Sections 4, 7 and 8, the Class C Warrants may be exercised at a price (the "Exercise Price") of $4.50 in whole or in part at any time during the period (the "Exercise Period") com-mencing six months after the final closing of the private offering, and terminating three years thereafter (the "Expiration Date"), unless extended by a majority vote of the Company's Board of Directors at its discretion. The Company shall promptly notify the Warrant Agent of any extension of the Exercise Period of the Class C Warrants. The Exercise Price will be reduced to $1.00 per share if, within one year of the final closing of the private offering, the Company has not been able to list its Common Stock on The Nasdaq Stock Market, the American Stock Exchange or another equivalent exchange and/or has not filed a registration statement with the Securities and Exchange Commission relating to the shares of Common Stock issuable upon the exercise of the Class C Warrants.

     A Class C Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender for exercise of the Warrant Certificate. The exercise form shall be executed by the Registered Holder thereof or his attorney duly authorized in writing and will be delivered together with payment to the Warrant Agent at American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 (the "Corporate Office"), in cash or by official bank or certified check, of an amount equal to the aggregate applicable Exercise Price, in lawful money of the United States of America.

     Unless Warrant Shares may not be issued as provided herein, the person entitled to receive the number of Warrant Shares deliverable on such exercise shall be treated for all purposes as the holder of such Warrant Shares as of the close of business on the Exercise Date. In addition, the Warrant Agent shall also, at such time, verify that all of the conditions precedent to the issuance of Warrant Shares set forth in Section 4 have been satisfied as of the Exercise Date. If any one of the conditions precedent set forth in
Section 4 are not satisfied as of the Exercise Date, the Warrant Agent shall request written instructions from the Company as to whether to return the Class C Warrant and Exercise Price to the exercising Registered Holder or to hold the same until all such conditions have been satisfied. The Company shall not be obligated to issue any fractional share interests in Warrant Shares issuable or deliverable on the exercise of any Class C Warrant but cash will be paid in lieu of any fractional share. If more than one Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

     Within thirty days after the Exercise Date, and in any event prior to the applicable Expiration Date, pursuant to a Stock Transfer Agreement between the Company and Warrant Agent, the Warrant Agent shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise. No adjustment shall be made in respect of cash dividends on Warrant Shares delivered on exercise of any Class C Warrant. The Warrant Agent shall promptly notify the Company in writing of any exercise and of the number of Warrant Shares delivered and shall cause payment of an amount in cash equal to the Exercise Price to be promptly made to the order of the Company.

     Upon the exercise of any Class C Warrant, the Warrant Agent shall promptly deposit the payment into an escrow account established by mutual agreement of the Company and the Warrant Agent at a federally insured commercial bank. All funds deposited in the escrow account will be disbursed on a weekly basis to the Company once they have been determined by the Warrant Agent to be collected funds. Once the funds are determined to be collected, the Warrant Agent shall cause the share certificate(s) representing the exer-cised Warrants to be issued.

     Expenses incurred by American Securities Transfer, Inc. while acting in the capacity as Warrant Agent will be paid by the Company. These expenses, including delivery of exercised share certificates to the shareholder, will be deducted from the exercise fee submitted prior to distribution of funds to the Company.

     A detailed accounting statement relating to the number of shares exercised and the net amount of exercised funds remitted will be given to the Company with the payment of each exercise amount. This will serve as an interim accounting for the Company's use during the Exercise Period. A complete accounting will be made by the Warrant Agent to the Company concerning all persons exercising Class C Warrants, the number of shares issued and the amounts paid at the completion of the Exercise Period.

     The Company may deem and treat the Registered Holder of the Class C Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Class C Warrants shall not entitle the holder thereof to any of the rights of shareholders or to any dividend declared on the Common Stock unless the holder shall have exercised the Class C Warrants and purchased the shares of Common Stock prior to the record date fixed by the Board of Directors of the Company for the determination of holders of Common Stock entitled to such dividend or other right.

     4. RESERVATION OF SHARES AND PAYMENT OF TAXES. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of all outstanding Class C Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

     If any shares of Common Stock to be reserved for the purpose of exercise of Class C Warrants hereunder require any other registration with or approval of any government authority under any federal or state law before such shares may be validly issued or delivered, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registra-tion or approval, as the case may be. No Warrant Shares shall be issued unless and until any such registration requirements have been satisfied.

     The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect of the issuance of the Class C Warrants, or the issuance, transfer or delivery of any Warrant Shares on exercise of the Class C Warrants. In the event the Warrant Shares are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate, no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of any such taxes or charges incident thereto.

     In the event the Warrant Agent ceases to also serve as the stock transfer agent for the Company, the Warrant Agent is irrevocably authorized to requisition the Company's new transfer agent from time to time for Certificates of Warrant Shares required upon exercise of the Class C Warrants, and the Company will authorize such transfer agent to comply with all such requisitions. The Company will file with the Warrant Agent a statement setting forth the name and address of its new transfer agent, for shares of Common Stock or other capital stock issuable upon exercise of the Class C Warrants and of each successor transfer agent.

     5. REGISTRATION OF TRANSFER. The Warrant Certificates may be transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office. The Company shall execute and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the holder making the transfer shall be entitled to receive.

     The Warrant Agent shall keep transfer books at its Corporate Office which shall register Warrant Certificates and the transfer thereof. On due presentment for registration of transfer of any Warrant Certificate at such office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Class C Warrants. All Warrant Certificates presented for registration of transfer or exercise shall be duly endorsed or be accompanied by a written instrument or instruments or transfer in form satisfactory to the Company and the Warrant Agent. At the time of exercise, the transfer fee shall be paid by the Holder. The Company may require payment of a sum sufficient to cover any tax or other government charge that may be imposed in connection therewith.

     All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly cancelled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of the agency created by this Agreement. Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company or the Warrant Agent), and the parties hereto shall not be affected by any notice to the contrary.

     6. LOSS OR MUTILATION. On receipt by the Company and the Warrant Agent of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate, the Company shall execute, and the Warrant Agent shall countersign and deliver in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Class C Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company and Warrant Agent in an amount satisfactory to each of them. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and cancelled by the Warrant Agent prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other regulations and pay such other reasonable charges as the Company may prescribe.

     7. CALL OPTION. During the period during which the Class C Warrants may be exercised, in the event that (1) there is a current registration statement in effect covering the Warrant Shares; (2) the Company's Common Stock is traded on NASDAQ, the American Stock Exchange or some other equivalent exchange; and (3) the closing bid price of the Company's Common Stock exceeds $7.00 for 20 of 30 consecutive trading days ending not more than five days prior to the mailing of the notice of redemption, the Company shall have the right and option, upon 45 days' written notice to each Registered Holder, to call, redeem and acquire all of the Class C Warrants remaining outstanding and unexercised at the date fixed for such redemption in such notice (the "Redemp-tion Date"), which Redemption Date shall be 45 days after the date of such notice, for an amount equal to $.05 per Warrant; provided, however, that the Registered Holders shall in any event have the right during the 45-day period immediately following the date of such notice to exercise the Class C Warrants being called for redemption in accordance with the provisions of Section 3 hereof. In the event any such Class C Warrants are exercised during such 45-day period, this call option shall be deemed not to have been exercised by the Company as to the Class C Warrants so exercised by the holders thereof. Said notice of redemption shall require each Registered Holder to surrender to the Company, on the Redemption Date, at the offices of the Warrant Agent (or its successor), his certificate or certificates representing the Class C Warrants to be redeemed. Notwithstanding the fact that any Warrants called for redemp-tion have not been surrendered for redemption and cancellation on the Redemption Date, after the Redemption Date, such Class C Warrants shall be deemed to be expired and all rights of the holders of such unsurrendered Class C Warrants shall cease and terminate, other than the right to receive the redemption price of $.05 per Warrant for such Warrants, without interest, provided, however, that such right to receive the redemption price of $.05 per Warrant for such Warrants shall itself expire six months from the Redemption Date. The Company shall notify the Warrant Agent verbally, with confirmation in writing, of the call of the Class C Warrants and of the Redemption Date and the Company shall instruct the Warrant Agent accordingly as to the procedures to be followed by the Warrant Agent in connection with the redemption of such Warrants.

     8. ADJUSTMENT OF EXERCISE PRICE AND SHARES. After each adjustment of the Exercise Price(s) pursuant to this Section 8, the number of shares of Common Stock purchasable upon the exercise of each Class C Warrant shall be the number receivable upon exercise thereof prior to such adjustment multiplied by a fraction, the numerator of which shall be the original Exercise Price as defined in Section 3 above and the denominator of which shall be such adjusted Exercise Price. The Exercise Price of the Class C Warrants shall be subject to adjustment as set forth below:

          (a)(i) In case the Company shall hereafter (A) pay a dividend or make a distribution on its Common Stock in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (B) subdivide its outstanding shares of Common Stock, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of its shares of Common Stock any shares of capital stock of the Company, the Exercise Price in effect immediately prior to such action shall be adjusted so that the Registered Holder of any Class C Warrant thereafter exercised shall be entitled to receive the number of shares of capital stock of the Company which he would have owned immediately following such action had such Warrant been exercised immediately prior thereto. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection, the Registered Holder of any Class C Warrant thereafter exercised shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a statement filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

               (ii) In any case in which this Section 8(a) shall require that an adjustment to the Exercise Price be made immediately following a record date, the Company may elect to defer (but only until five business days following the filing by the Company with the Warrant Agent of the certificate of independent public accountants described in subsection (i) of Section 8(d)) issuing to the holder of any Class C Warrants exercised after such record date the shares of Common Stock and other capital stock of the Company issuable upon such exercise over and above the shares of Common Stock and other capital stock of the Company issuable upon such exercise on the basis of the Exercise Price prior to adjustment.

               (iii) No adjustment in the Exercise Price shall be required to be made unless such adjustment would require an increase or decrease of at least $.05; provided, however, that any adjustments which by reason of this subsection are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one tenth of a share, as the case may be, but in no event shall the Company be obligated to issue fractional shares upon the exercise of any Class C Warrant.

          (b) In case of any reclassification or change of outstanding shares of Common Stock issuable upon exercise of the Class C Warrants (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Class C Warrants other than a change in par value or from par value to no par value or from no par value to par value) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, then, as a condition of such reclassification, change, consolidation, merger, sale or conveyance, the Company, or such successor or purchasing corporation, as the case may be, shall make lawful and adequate provision whereby the Registered Holder of each Class C Warrant then outstanding shall have the right thereafter to receive on exercise of such Warrant the kind and amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance and the Company or its successors shall forthwith file at the Corporate Office of the Warrant Agent a statement setting forth such provisions signed by (1) its Chairman of the Board or Vice Chairman of the Board or President or a Vice President and (2) by its Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary evidencing such provisions. Such provisions shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 8(a). The above provisions of this Section 8(b) shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (c) Before taking any action which could cause an adjustment reducing either Exercise Price below the then par value of the shares of Common Stock issuable upon exercise of any Class C Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Exercise Price.

          (d)(i) Upon any adjustment of the Exercise Price required to be made pursuant to this Section 8, the Company within 30 days thereafter shall
(A) cause to be filed with the Warrant Agent a certificate of a firm of independent accountants setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, which certificate shall be conclusive evidence of the correctness of such adjustment, and (B) cause to be mailed to each of the Registered Holders of the Class C Warrants written notice of such adjustment. Where appropriate, such notice may not be given in advance and included as a part of the notice required to be mailed under the provisions of subsection 8(d)(ii).

               (ii)  In case at any time:

                    (A) The Company shall declare any dividend upon its Common Stock payable otherwise than in cash or in Common Stock of the Company; or

                    (B) The Company shall offer for subscription to the holders of its Common Stock any additional shares of stock of any class or any other securities convertible into shares of stock or any rights to subscribe thereto; or

                    (C) There shall be any capital reorganization or reclassification of the capital stock of the Company, or a sale of all or substantially all of the shares of the assets of the Company, or a consolidation or merger of the Company with another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification or change of the then outstanding shares of Common Stock or other capital stock issuable upon exercise of the Warrants other than a change in par value or from par value to no par value or from no par value to par value); or

                    (D) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to each of the Registered Holders of the Class C Warrants, at the earliest practicable time (and, in any event, not less than 20 days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the shares of stock and other securities and property deliverable upon exercise of the Class C Warrants. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise the Class C Warrants shall terminate).

          (e) Without limiting the obligation of the Company to provide notice to the Registered Holders of the Class C Warrants of corporate actions hereunder, is agreed that failure of the Company to give notice shall not invalidate such corporate action of the Company.

     9. REDUCTION IN EXERCISE PRICE AT COMPANY'S OPTION. In addition to any adjustments made to the Exercise Price pursuant to Section 8, the Company's Board of Directors may, at its sole discretion, reduce the Exercise Price of the Class C Warrants in effect at any time either for the life of such Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Warrant Agent and the Registered Holders of any such reductions in the Exercise Price.

     10.  DUTIES, COMPENSATION AND TERMINATION OF WARRANT AGENT. The
Warrant Agent shall act hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof.
The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder, be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Class C Warrants represented thereby or of the Common Stock or other property delivered on exercise of any Class C Warrant. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of the Warrant Certificates to make or cause to be made any adjustment of the Exercise Price or to determine whether any fact exists which may require any such adjust-ments.

     The Warrant Agent shall not (i) be liable for any recital or statement of fact contained herein or for any action taken or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement except for its own negligence or willful misconduct, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct.

     The Company agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities which the Warrant Agent may incur in connection with the delivery of copies of the Company's prospectus to exercising Registered Holders upon the exercise of any Class C Warrants as set forth in Section 4.

     The Warrant Agent may at any time consult with counsel satisfactory to it (which may be counsel for the Company) and shall incur no liability or responsibility for any action taken or omitted by it in good faith in accord-ance with the opinion or advice of such counsel. Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by its President and attested by its Secretary or Assistant Secretary. The Warrant Agent shall not be liable for any action taken or omitted by it in accordance with such notice, statement, instruction, request, order or demand.

     The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse the Warrant Agent for its reasonable expenses as per the fee schedule attached hereto as Exhibit B. The Company further agrees to indemnify the Warrant Agent against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for any action taken or omitted by the Warrant Agent in the execution of its duties and powers hereunder, excepting losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or willful misconduct.

     The Warrant Agent may resign its duties or the Company may terminate the Warrant Agent and the Warrant Agent shall be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or willful misconduct), on 30 days' prior written notice to the other party. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate. On such resignation or termination the Company shall appoint a new warrant agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of the resignation by the Warrant Agent, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent.

     After acceptance in writing of an appointment of a new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; provided, however, if it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed. The Company shall file a notice of appointment of a new warrant agent with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

     Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged, or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent shall be a successor Warrant Agent under this Agreement, provided that such corporation is eligible for appointment as a successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate. No further action shall be required for establishment and autho-rization of such successor warrant agent.

     The Warrant Agent, its officers or directors and its subsidiaries or affiliates may buy, hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effect as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     11. MODIFICATION OF AGREEMENT. The Warrant Agent and the Company may by supplemental agreement make any changes or corrections in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or mistake or error herein contained; or
(ii) that they may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 51% of the Warrants outstanding. Additionally, except as provided in Section 8, no change in the number or nature of the Warrant Shares purchasable on exercise of a Class C Warrant, increase in the purchase price therefor, or the acceleration of the Expiration Date of a Class C Warrant shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Class C Warrant, other than such changes as are specifically prescribed or allowed by this Agreement.

     12. NOTICES. All notices, demands, elections, opinions or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by tested telex, fax, telegram or cable to, in the case of the Company:

          Contour Medical, Inc.
          3340-D Scherer Drive
          St. Petersburg, Florida  33716

with a copy to:

          Jon D. Sawyer
          Jon D. Sawyer, P.C.
          1401 Seventeenth Street, Suite 460
          Denver, Colorado  80202

and in the case of the Warrant Agent:

          American Securities Transfer, Inc.
          1825 Lawrence Street, Suite 444
          Denver, Colorado  80202-1817

and if to the Registered Holder of a Purchase Warrant Certificate, at the address of such holder as set forth on the books maintained by the Warrant Agent.

     13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company, the Warrant Agent and their respective successors and assigns, and the holders from time to time of Purchase Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim or to impose on any other person any duty, liability or obligation.

     14. FURTHER INSTRUMENTS. The parties shall execute and deliver any and all such other instruments and shall take any and all other actions as may be reasonably necessary to carry out the intention of this Agreement.

     15. SEVERABILITY. If any provision of this Agreement shall be held, declared or pronounced void, voidable, invalid, unenforceable, or inoperative for any reason by any court of competent jurisdiction, government authority or otherwise, such holding, declaration or pronouncement shall not affect adversely any other provision of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or jurisdiction in which made.

     16. WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies as provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this Agreement. The consent of any party where required hereunder to act or occurrence shall not be deemed to be a consent to any other action or occurrence.

     17. GENERAL PROVISIONS. This Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Colorado. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, and this Agreement may not be modified or amended or any term or provisions hereof waived or dis-charged except in writing signed by the party against whom such amendment, modification, waiver or discharge is sought to be enforced. The headings of this Agreement are for convenience in reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                     CONTOUR MEDICAL, INC.
ATTEST:


/s/ Phillip M. Rees                  By /s/ Gerald J. Flanagan
Phillip M. Rees, Secretary             Gerald J. Flanagan, President


                                     THE WARRANT AGENT:

                                     AMERICAN SECURITIES TRANSFER, INC.
ATTEST:


/s/ Bruce E. Hall                    By /s/ Gregory D. Tubbs
Bruce E. Hall, Secretary               Gregory D. Tubbs, Vice President